Exhibit 5.1

April 28, 2023

ZyVersa Therapeutics, Inc.

2200 N. Commerce Parkway, Suite 208

Weston, FL 33326

Ladies and Gentlemen:

We have acted as counsel for ZyVersa Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-1 (File No. 333-269442) (the “Registration Statement”), including a related prospectus filed with the Registration Statement (the “Prospectus”), with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), covering an offering of (i) 11,015,500 shares (the “Shares”) of common stock par value $0.0001 per share (the “Common Stock”) and (ii) warrants to purchase 11,015,500 shares of Common Stock (each a “Warrant,” and each share of Common Stock underlying a Warrant, a “Warrant Share”).

The Shares and Warrants are to be sold by the Company pursuant to a securities purchase agreement (the “Purchase Agreement”) to be entered into between the Company and the purchasers that are party thereto. This opinion is being rendered in connection with the filing of the Registration Statement with the Commission.

In connection with this opinion, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Company’s Second Amended and Restated Certificate of Incorporation as currently in effect, (ii) the Company’s Second Amended and Restated Bylaws as currently in effect, (iii) the Registration Statement and related Prospectus, (iv) the form of Purchase Agreement, (v) the form of Warrant and (vi) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials or of officers and representatives of the Company, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such latter documents. As to certain questions of fact material to this opinion, we have relied upon certificates or comparable documents of officers and representatives of the Company and have not sought to independently verify such facts.

Based on the foregoing, and subject to the assumptions, limitations and qualifications stated herein, we are of the opinion that (i) the Shares, when issued and sold as contemplated in the Registration Statement and the related Prospectus, and upon payment and delivery in accordance with the Purchase Agreement, will be validly issued, fully paid and non-assessable, (ii) when the Warrants are duly executed and delivered by the Company and paid for by the purchasers in accordance with the terms of the Purchase Agreement, such Warrants will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency or other similar laws affecting creditors’ rights and to general equitable principles and (iii) the Warrant Shares have been duly authorized and, when issued upon the due exercise of the Warrants, will be validly issued, fully paid and non-assessable.

The opinion expressed herein is limited to the General Corporation Law of the State of Delaware (including reported judicial decisions interpreting the General Corporation Law of the State of Delaware) and, with respect to the enforceability of the Warrants, the laws of the State of New York, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus which is a part of the Registration Statement. In giving such consents, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Lowenstein Sandler LLP
Lowenstein Sandler LLP